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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use of our report incorporated by reference in this registration statement of Ansoft Corporation on Form S-3 and to the reference to our Firm under the heading "Experts" in the Prospectus which is part of such registration statement.


KPMG Peat Marwick LLP
Pittsburgh, Pennsylvania
April 30, 1998